Exhibit 23.1


                         Consent of Independent Auditors


To the Board of Directors
Cybertel Communications Corp.

         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 21, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.


Malone & Bailey, PLLC
Houston, Texas
September 2, 2003